UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2005

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2005, William A. Owens, former chief executive officer and vice chairman of Nortel Networks Corporation, was elected to serve on the Board of Directors (the “Board”) of Polycom, Inc. (the “Company”), with his term as a director to commence immediately. Mr. Owens was also appointed to the Audit Committee of the Board, effective immediately, and will become the Company’s lead independent director in February 2006.

Mr.DeWalt is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. DeWalt a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing Mr. Owens’ election to the Board is furnished herewith as Exhibit 99.1.

As previously reported in our Current Report on Form 8-K dated November 1, 2005, David DeWalt joined the Company’s Board on November 1, 2005. Effective December 13, 2005, Mr. DeWalt was appointed to the Compensation Committee of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2005, to accommodate Mr. Owens’ election to the Board, the Board amended Section 3.2 of the Company’s bylaws to increase the size of the Board from ten to eleven members. The Amended and Restated Bylaws of Polycom, Inc., as amended effective December 13, 2005, are filed herewith as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.2	Amended and Restated Bylaws of the Company, as amended effective December 13, 2005.

99.1	Press Release, dated December 15, 2005, entitled “Polycom Appoints Bill Owens, Former CEO of Nortel and Vice Chairman of the Joint Chiefs of Staff, to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/S/ MICHAEL R. KOUREY
Michael R. Kourey
Senior Vice President, Finance and Administration, and Chief Financial Officer

Date: December 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company, as amended effective December 13, 2005.

99.1	Press Release, dated December 15, 2005, entitled “Polycom Appoints Bill Owens, Former CEO of Nortel and Vice Chairman of the Joint Chiefs of Staff, to Board of Directors.”